As filed with the Securities and Exchange Commission on September 7, 2005.
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DRESSER-RAND GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-1780492 (I.R.S. Employer Identification Number)

Paul Clark Drive
Olean, New York 14760
(716) 375-3000
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Dresser-Rand Group Inc. 2005 Stock Incentive Plan
Dresser-Rand Group Inc. 2005 Directors Stock Incentive Plan
(Full Title of the Plan)

Randy D. Rinicella
Vice President, General Counsel and Secretary
Dresser-Rand Group Inc.
Paul Clark Drive
Olean, New York 14760
(716) 375-3000
(Name and address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Edward P. Tolley III, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities to	Amount to be	offering price per	aggregate offering	Amount of
be registered	registered(1)	share(2)	price(2)	registration fee
Common stock, $.01 par value	4,272,245	$21.73	$92,835,883.85	$10,926.78

(1) Covers collectively 4,272,245 shares under the Dresser-Rand Group Inc. 2005 Stock Incentive Plan and the Dresser-Rand Group Inc. 2005 Directors Stock Incentive Plan and an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated pursuant to Rule 457(h) and 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices of the common stock being registered hereby on the New York Stock Exchange on August 30, 2005.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “Commission”) by Dresser-Rand Group Inc. (the “Company”) pursuant to the Securities Act and the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference in this Registration Statement:
(a)	The Company’s Prospectus filed pursuant to Rule 424(b) of the Securities Act (Registration No. 333-124963) filed with the Commission on August 8, 2005 (the “Prospectus”).

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 filed with the Commission on August 25, 2005.

(c)	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A (Registration No. 001-32586) filed with the Commission on July 26, 2005.
     All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.

     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
     Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the director’s fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company provide for such limitations on liability.
     Reference is made to the form of underwriting agreement filed as Exhibit 1.1 to the Company’s Registration Statement on Form S-1 (Registration Statement No. 333-124963) (“Form S-1”) for provisions providing that the underwriters and the Company are obligated under certain circumstances to indemnify the Company’s directors, officers and controlling persons against certain liabilities under the Securities Act.
     In addition, the Company currently maintains insurance on behalf of its directors and executive officers insuring them against certain liabilities asserted against them in their capacities as directors or officers or arising out of such status. Such insurance would be available to the Company’s directors and officers in accordance with its terms.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The following exhibits are filed as part of this Registration Statement:

Exhibit
Number	Description of Document

4.1	Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Form S-1)

4.2	Amended and Restated By-Laws of Registrant (incorporated by reference to Exhibit 3.2 of the Form S-1)

4.3	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Form S-1)

4.4	Amended and Restated Stockholder Agreement, effective as of July 15, 2005, by and among Dresser-Rand Group Inc., D-R Interholding, LLC, Dresser-Rand Holdings, LLC and certain management employees, together with any other stockholder who may be made party to this agreement (incorporated by reference to Exhibit 10.12 of the Form S-1)

5.1	Opinion of Simpson Thacher & Bartlett LLP

10.1	Dresser-Rand Group Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.16 of the Form S-1)

10.2	Dresser-Rand Group Inc. 2005 Directors Stock Incentive Plan (incorporated by reference to Exhibit 10.18 of the Form S-1)

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney (included in the signature page to this Registration Statement)
Item 9. Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.
(b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Olean, State of New York on September 7, 2005.

DRESSER-RAND GROUP INC.
By:	/s/ Vincent R. Volpe Jr.
	Name:	Vincent R. Volpe Jr.
	Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Randy D. Rinicella and Stephen A. Riordan and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, in connection with this Registration Statement, to sign any and all amendments or supplements to the Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Vincent R. Volpe Jr. Vincent R. Volpe Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	September 7, 2005
/s/ Leonard M. Anthony Leonard M. Anthony	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 7, 2005
/s/ Lonnie A. Arnett Lonnie A. Arnett	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	September 7, 2005

Signature	Title	Date
/s/ William E. Macauley William E. Macaulay	Chairman of the Board of Directors	September 7, 2005
/s/ Thomas J. Sikorski Thomas J. Sikorski	Director	September 7, 2005
/s/ Mark A. McComiskey Mark A. McComiskey	Director	September 7, 2005
/s/ Kenneth W. Moore Kenneth W. Moore	Director	September 7, 2005
/s/ Michael L. Underwood Michael L. Underwood	Director	September 7, 2005

EXHIBIT INDEX
Description of Document

Exhibit
Number
4.1	Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Form S-1)

4.2	Amended and Restated By-Laws of Registrant (incorporated by reference to Exhibit 3.2 of the Form S-1)

4.3	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Form S-1)

4.4	Amended and Restated Stockholder Agreement, effective as of July 15, 2005, by and among Dresser-Rand Group Inc., D-R Interholding, LLC, Dresser-Rand Holdings, LLC and certain management employees, together with any other stockholder who may be made party to this agreement (incorporated by reference to Exhibit 10.12 of the Form S-1)

5.1	Opinion of Simpson Thacher & Bartlett LLP

10.1	Dresser-Rand Group Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.16 of the Form S-1)

10.2	Dresser-Rand Group Inc. 2005 Directors Stock Incentive Plan (incorporated by reference to Exhibit 10.18 of the Form S-1)

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney (included in the signature page to this Registration Statement)